As Filed with the Securities and Exchange Commission on March 21 , 2019
Registration No. 333- 229638

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1 /A
AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CRUCIAL INNOVATIONS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	5999	98-1446012
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Xibahe Beili 25
Beijing, China 100096
(Address and telephone number of registrant's principal executive offices)

Reinis Kosins
+17024259229
Email: info@learningplatformonline.com
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	Accelerated Filer
Non-accelerated filer	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)

Common Stock	4,100,000	$0.03	$123,000	$14.91

(1) This is an initial offering and no current trading market exists for our common stock.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

Crucial Innovations, Corp.
4,100,000 SHARES OF COMMON STOCK
$0.03 PER SHARE
NO MINIMUM

This is the initial offering of Common stock of Crucial Innovations, Corp. and no public market exists for the securities being offered. Crucial Innovations, Corp. is offering for sale 4,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. Additionally, a selling shareholder is selling an additional 100,000 shares in this offering. The shares will be offered at a fixed price of $0.03 per share for a period not to exceed 270 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

It is a self-underwritten offering, and Director, will sell the shares directly to family members, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

There is no assurance that we may receive any proceeds from the offering and you may end up holding shares in a company that has not received enough proceeds from the offering to begin operations or has no market for its shares. In this case our common stock will be an illiquid security without an active trading market.

Crucial Innovations, Corp. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 4 .

Crucial Innovations, Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Offering	Total
	Price	Amount of	Underwriting
	Per Share	Offering	Commissions	To Us

Common Stock	$0.03	$120,000	$0	$120,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated March __, 2019

Crucial Innovations, Corp.
Xibahe Beili 25, Beijing, China 100096

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and are to Crucial Innovations, Corp.

GENERAL INFORMATION ABOUT OUR COMPANY

Crucial Innovations, Corp. was incorporated in the State of Nevada on February 28, 2018. We are a development stage company formed to offer distant online tutoring of English language, utilizing a specialized website. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds" elsewhere in this Prospectus).  Our principal executive offices are located at Xibahe Beili 25, Beijing, China 100096. Our phone number is  +17024259229.

Crucial Innovations, Corp. intends to offer English tutoring via web platform. Our online teaching is just like learning with a personal teacher at home or attending a group English class at an English center, but it's over live video. Our future customers will have the same interactive, personalized experience but from the comfort of their home, office, hotel room, etc. Customers will be connected with teachers and other group members over the Crucial Innovations, Corp. learning platform. Customers will need a laptop, webcam and internet connection.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception  through December 31, 2018 reports $500 cash and a net loss of $14,673. Our independent registered public accounting firm has issued an audit opinion that includes a statement expressing substantial doubt as to our company’s ability to continue as a going concern.

Our President, Reinis Kosins, will offer shares of our common stock to his friends, family members and business associates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:                                                       4,000,000 shares of common stock, par value $0.0001; a selling shareholder is selling an additional 100,000 shares in this offering.  A total of 4,100,000 shares are being offered.

Offering Price per Share:                                                        $0.03

Offering Period:                                                                       The shares are being offered for a period not to exceed 270 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company:                                            $120,000

Use of Proceeds:                                                                      We intend to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding

Before the Offering:                                                                1,600,000

Number of Shares Outstanding

After the Offering:                                                                   5,600,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The Following financial information summarises the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

Balance Sheet

As of December 31, 2018

Total Assets	$14,500
Total Liabilities	$28,523
Stockholders Deficit	$(14,023)

Income Statement

December 31, 2018

Revenue	$-
Total Expenses	$14,673
Net Loss	$(14,673)

RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus. Every  investor in our shares should carefully consider the risks described below and the other information in the given prospectus before investing in the common stock of Crucial Innovations, Corp.. The listed  Risk Factors below are not purport to be all-inclusive of all the possible risks within this venture, as there may be additional risks associated with the Company, our business and the industry we intend to operate within; risks which may or may not be foreseen and might not be included below. If any of the following risks occur, or any other adversaries caused by some other unforeseen risks not described in the given section, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we are ever able to trade our common stock, may decrease due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than we require to complete our intended operations plan. As of December 31, 2018 we had  $500 cash and liabilities of $28,523. As of this date, we have had limited operations and no income. The full proceeds of $120,000 we hope to generate from this offering may not be enough to achieve sufficient revenue or profitable operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

THERE IS SUBSTANTIAL UNCERTAINTY AS TO WHETHER WE WILL CONTINUE AS A GOING CONCERN. IF WE DISCONTINUE OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.

We have incurred losses since our inception resulting in an accumulated deficit of ($14,673) at December 31, 2018. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal years ended  December 31. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on February 28, 2018 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES

We expect to earn revenue solely from the proposed business model. We believe that we will begin to generate income approximately within the next twelve months. However, failure to generate sufficient and consistent revenue to fully execute and adequately maintain our business plan may result in failure of our business and the loss of our investor’s money.

BECAUSE OUR WEB SITE PLATFORM WILL NOT BE PATENT PROTECTED, A COMPETITOR COULD COPY OUR TECHNOLOGY, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our potential competitive advantage will be our website platform, which will allow personal tutors to be connected with our customers around the globe which will feature an express learning quiz tool. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our platform. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

BECAUSE WE ARE A SMALL COMPANY AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE GOOD ENOUGH TO ATTRACT SUFFICIENT CLIENTS FOR US TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR CURRENT PRESIDENT HAS SOME OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE TO OR BE WILLING TO DEVOTE SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Reinis Kosins, our President, currently devotes approximately twenty hours per week providing management services to the Company. While he presently possesses adequate time to attend to our business interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Reinis Kosins to the Company could negatively impact our business development.

IF REINIS KOSINS, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, THAT COULD RESULT IN OUR OPERATIONS BEING SUSPENDED. IF THAT SHOULD OCCUR, OUR BUSINESS COULD FAIL, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We solely, and therefore are extremely depend on the services of our sole officer and director, Reinis Kosins, for the future success of the business. The loss of the services of Reinis Kosins, could have an adverse effect on our business, financial condition and results of operations. Reinis Kosins is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

INVESTORS CANNOT WITHDRAW FUNDS ONCE THEIR SUBSCRIPTION AGREEMENTS ARE ACCCEPTED BY THE COMPANY. THEREFORE, BECAUSE THE INVESTMENT IS IRREVOCABLE, INVESTORS MUST BE PREPARED THAT THEY MAY LOSE THEIR ENTIRE INVESTMENT IF THE BUSINESS FAILS.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Crucial Innovations, Corp. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND REINIS KOSINS, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR REINIS KOSINS, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. KOSINS.

Our principal operations are located outside of the United States, and Reinis Kosins, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Kosins in the United States, and it may be difficult to enforce any judgment rendered against Mr. Kosins.  Accordingly, it may be difficult or impossible for an investor to bring an action against Reinis Kosins, in the case that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of China may render that investor as unable to enforce a judgment against the assets of Mr. Kosins. As a result, our shareholders may have more difficulties in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Further, since our assets are located outside the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. Accordingly, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

INVESTORS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY'S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK

Our sole officer and director Reinis Kosins owns a majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock even if the maximum number of common shares is purchased in this offering. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management.

This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event we enter into transactions, which require stockholder approval.

BECAUSE REINIS KOSINS HAS LIMITED EXPERIENCE IN MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Reinis Kosins, our sole employee, management experience is limited to his involvement with the Company. Consequently, his decisions and choices may affect our operations, earnings and ultimate financial success as a result.

BECAUSE WE ARE HOLDING THE PROCEEDS OF THIS OFFERING IN A CORPORATE BANK ACCOUNT, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account, but in a corporate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

•	the first fiscal year following the fifth anniversary of this offering;
•	the first fiscal year after our annual gross revenues are $1 billion or more;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities
•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

CONSUMERS MAY NOT ACCEPT AN ONLINE SOURCE FOR OUR SERVISES WHICH WILL LOWER OUR FUTURE PROFITABILITY

Our success will depend on attracting and retaining a high volume of online customers at a reasonable cost. We may not be able to convert a large number of consumers from traditional in facilities learning to online skype learning. Factors that could prevent or delay the widespread consumer acceptance of purchasing our online learning classes and consequently lower our future profitability, include that:

•	Online customers need a reliable computers and high speed Internet for online classes;
•	Online tutoring requires a high-level of self-discipline and personal time management;
•	Online customers need to be a highly self-motivated person to take full advantage of the medium;
•	The online learning experience can be impersonal;
•	Electronic communication may not necessarily provide a good match for persons who prefer face-to-face communication;
•
Lack of personal interaction with teachers often affects the learning curve for some students. Even if a customer is in a virtual classroom that is full of students, the lack of personal interaction might make a customer feel detached and less likely to succeed.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS

The online teaching market is highly competitive. There are numerous companies in the industry selling online classes. Most of these companies are privately held, therefore, we are unable to precisely assess the size of our competitors. However, we anticipate that our future competitors will be substantially larger than our Company and have greater financial resources than we have. The principal competitive factors affecting the market for the Company's products include brand recognition, price and marketing capabilities. There can be no assurance that the Company will be able to compete successfully against future competitors based on these and other factors.

PROTECTION OF ELECTRONICALLY STORED DATA IS COSTLY AND IF OUR DATA IS COMPROMISED IN SPITE OF THIS PROTECTION, WE MAY INCUR ADDITIONAL COSTS, LOST OPPORTUNITIES AND DAMAGE TO OUR REPUTATION.

We will maintain information in digital form as necessary to conduct our business, including confidential and proprietary information and personal information. Data maintained in digital form is subject to the risk of intrusion, tampering and theft. We will improve and maintain systems to prevent this from occurring, but the improvement and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our future efforts, the possibility of intrusion, tampering and theft cannot be eliminated entirely, and risks associated with each of these remain. In addition, we will provide confidential, proprietary and personal information to third parties when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised. If our data systems will be compromised, our ability to conduct our business may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and, as described above, we may lose future revenue as a result of unlicensed use of our intellectual property.
Further, a penetration of our future network security or other misappropriation or misuse of personal consumer or employee information could subject us to litigation and reputation risk, which could have a negative effect on our business, financial condition and results of operations.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

OUR PRESIDENT, REINIS KOSINS DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Reinis Kosins does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

WE PLAN TO SELL SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DISADVANTAGES TO PURCHASERS BECAUSE OF THE LACK OF UNDERWRITER PARTICIPATION

No underwriter has been involved in the preparation of this prospectus or performed any review or independent due diligence of the contents of this prospectus. No underwriter had been involved in activities such as investigating the Company, verifying the accuracy of the disclosure and assisting the Company in setting the offering price.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board ("OTCBB"). Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Crucial Innovations, Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Factors such as announcements of new services by us or our competitors, and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Reinis Kosins, our sole officer and director, has agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCBB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $30,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able toapply for quotation on the OTCBB.

Our sole officer and director Reinis Kosins may loan additional money to the Company in order to complete the registration process. The loan may not exceed $20,000. Loan agreement is filled as an Exhibit 10.1 to this Registration Statement.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Reinis Kosins, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO THOSE OF COMPANIES THAT COMPLY WITH NEW OR REVISED ACCOUNTING STANDARDS.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

OUR STATUS AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL WHEN WE NEED TO DO IT.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN PROVISIONS OF THE SARBANES-OXLEY ACT FOR AS LONG AS WE REMAIN AN "EMERGING GROWTH COMPANY."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $120,000. We expect to disburse the proceeds from this offering in the priority set forth below.  The following table shows the intended use of proceeds assuming that 50%, 75% and 100%, respectively, of the Offering is sold. We do not intent to repay our director's advance to the company with proceeds from the offering.

	If $60,000 raised	If $90,000 raised	If $120,000 raised
Description	Expenses	Expenses	Expenses

SEC reporting and compliance	$10,000	$10,000	$10,000
Establishing an office	2,500	$4,500	$6,500
Learning platform Extension and improvement	$7,500	$10,500	$15,500
Marketing and advertising	$15,000	$25,000	$35,000
Workers’ salary	$10,500	$29,000	$40,000
Additional expenses	$7,500	$7,500	$7,500
Total	$53,000	$86,500	$114,500

We are going to spend a major part of proceeds on advertising and marketing of our services. If we do not  have enough money for marketing campaign it can badly effect on our business. We are planning to spend our funds on email marketing campaign. And we are going to pay for advertising our service on Wechat social network, Baidu, Weibo and local media.

Also we intend to make improvement of our Learning platform and extension of our quiz tool in order to attract more potential customers.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the Units offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

DILUTION OF THE PRICE INVESTOR PAYS FOR ITS SHARES

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of  December 31, 2018, the net tangible book value of our shares was $(14,023) or approximately $(0.0001) per share, based upon 1,600,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after December 31, 2018.  The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Dilution table

Percentage of funding	100%	75%	50%	25%

Amount of new funding	$120,000	$90,0000	$60,000	$30,000
Offering price	$0.03	$0.03	$0.03	$0.03
Shares after offering	5,600,000	4,600,000	3,600,000	2,600,000
Book value before distribution per share	$0.0004	$0.0004	$0.0004	$0.0004
Increase in book value per share	0.0211	0.0193	0.0164	0.0114
Book value after distribution per share	$0.0215	$0.0197	$0.0168	$0.0118
Dilution to purchasers	$0.0085	$0.0103	$0.0132	$0.0182
Dilution as percentage	28%	34%	44%	61%
% ownership of old shareholders	29%	35%	44%	62%
% ownership of new shareholders	71%	65%	56%	38%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

		Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid

Existing Stockholder 1.	$0.0001	1,500,000	26.8%	$150
Existing Stockholder 1.	$0.005	100,000	1.8%	$500
Investors in this Offering	$0.03	4,000,000	71.4%	$120,000

PLAN OF DISTRIBUTION

THE OFFERING WILL BE CONDUCTED BY OUR SOLE OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of the Registration Statement that permits our CEO to sell the Shares on behalf of the Company directly to the public, including the 100,000 shares offered by Di Xiang Yao with no commission or other remuneration payable to the CEO for any shares he sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Reinis Kosins, our officer and director, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business acquaintances. Similarly, Di Xiang Yao intends to offer the 100,000 shares to her friends, family members and business acquaintances.

In offering the securities on our behalf, Reinis Kosins will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Reinis Kosins will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a) (39)of the Act, at the time of his participation; and
b.
Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officer and our director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he
(A)	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and
(B)	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and
(C)	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.03 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 270 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  All checks for subscriptions should be made payable to Crucial Innovations, Corp.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.0001 per share. The holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
(ii)	are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
(iii)
do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operation.

SELLING STOCKHOLDER

The selling shareholder named in this prospectus is offering 100,000 shares of common stock through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that was exempt from registration pursuant to Regulation S of the Securities Act of 1933. The selling shareholders purchased her shares from the company in a private offering.  The following table provides information regarding the beneficial ownership of our common stock held by the selling shareholders as of  September 20, 2018 including:

1.	The number of shares owned by her prior to this offering;
2.	The total number of shares that are to be offered by her;
3.	The total number of shares that will be owned by her upon completion of the offering;
4.	The percentage owned by her upon completion of the offering; and
5.	The identity of the control person(s) of any entity that owns the shares in parentheses.

The named party beneficially owns and has sole voting and investment power over all of her shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assumes that all her shares offered are sold. The percentages are based on 100,000 shares of her common stock outstanding as of September 20, 2018.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After this Offering (1)
Selling Stockholder	Number of Shares	Percent of Class	Shares That Will Be Offered	Number of Shares	Percent of Class

Di Xiang Yao	100,000	100.0%	100,000	Nil	0%

In the event that the selling stockholder sells the 100,000 shares, she will own zero percent of the Company’s outstanding common stock

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to  December 31, 2018 have been audited by BF Borgers CPA PC.

Laxague Law, Inc. has passed upon the validity of the shares being offered by this prospectus.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

We were incorporated in the State of Nevada on February 28, 2018. So far, the Company has no revenue, it possesses minimal assets and has incurred losses since inception. The Company has a business plan and it purchased a website. The website is operational, however it continues to be developed. We maintain our statutory registered agent’s office at 3773 Howard Hughes Pkwy – Suite 500s, Las Vegas, NV 89169-6014. Our business office is located at Xibahe Beili 25, Beijing 100096. Our telephone number is +17024259229

We intend to offer English language tutoring using our website. Our distant English language teaching can be compared to private tutoring at home utilizing a video call and special website features. We intend for our future customers to have the same interactive, personalized experience as the standard one to one tutoring but from the comfort of their own home, office or a hotel room. Customers will be connected with teachers and other group members over the Crucial Innovations, Corp. learning platform (http://learningplatformonline.com/). Our customers will simply need to have a computer a webcam and internet connection.

OUR SERVICES

We will offer personal English tutoring via our website. Our future consumers will be able to have lessons from the comfort of their homes with reading, speaking, listening and grammar classes. Also, our website will have an express learning quiz tool. With it the students will only have to spend five minutes a day for English language learning. This tool is for the customer who need a very basic knowledge of English for an elementary level communication.

Customers will choose a teacher based on the type of the lesson they require, time of day that suits them and the profile of the tutor. Additional we are planning to hire freelance teachers from various English speaking countries, so that our clients could learn English in a dialect of their choosing, such as American or British English.

In the future we intend to offer courses of other languages as well. Classes could be one-to-one, or students could sign up for group classes with other English learners from across the world. Our source of revenue will be fees collected from students connect by us with personal English teachers via our Crucial Innovations Corp. website whilst utilizing our express learning quiz tool. Our website platform address is http://learningplatformonline.com/. We will retain approximately 30% of the total fee paid by the customer to the tutor.

ADVANTAGES OF ONLINE LEARNING

The main advantages of Online Learning instead of traditional one include:

•	Online learning costs less than usual one
•	Lessons completely private and confidential,
•	Online learning is available at any time of day or night,
•	Customer can spend as little as 5 minutes with or without your teacher during a session, or as long as several hours.
•	Considering the high cost of fuel and depending on how far customer must go to the English class customer can save a substantial amount of money. Also gains customers precious time.

OUR WEB SITE

We have purchased a website, the Website Purchase Agreement filled as Exhibit 10.2 to this Registration Statement. Website gives you an opportunity to have lessons from the comfort of your homes with reading, speaking, listening, grammar classes and express learning quiz tool. Customers will be able to choose personal teachers on our web site based on the type of lesson, time of day, nationality and price of the class. All customers will have to sign up on our web site. Our sign-up process will be simple: Submit an email address to get an invitation. Once approved, users can create an account and start searching for the right personal tutor. Customer will pay us for a different amount of classes. We confirm to the chosen teacher the receipt of payment and the process of studying begins. Our teaching will be similar to communication over Skype -- tutors and customers will be able to see each other. Teaching price will depend on time and tutor, but it can range from $20 to $100 per hour.

To sell personal teaching via our web platform teachers must complete our short registration form. Then create a unique username, provide a valid email address and sign an Agreement with us. All of our personal tutors will provide us with their education degree and the experience information. We will require each teacher to have over 5 years verifiable experience as a professional teacher. Also fluent English and work references from previous work place well be required.

MARKET OVERVIEW

The teaching industry has maintained steady growth, with membership rates growing consistently and profit remaining solid. Demand for English centers and private classes and teachers will continue to rise over the next five years, as the more people traveling and are interested in foreign languages and communications. More and more companies start working with foreign ones and need training of their personnel

COMPETITION

The market for online teaching is highly competitive. Numerous online teaching sites will compete with us. Our competitors are substantially larger and more experienced than us and have longer operating histories, and have materially greater financial and other resources than us.

The competition in the online tutoring that we will face comes from online web sites: https://www.verbalplanet.com,  https://www.converland.com, etc.

MARKETING

We plan to focus on direct sales online as we get started. Once we build a reputation and customer base, it will be easier to attract customers. We plan to market our products mainly at China market.

Online provides a better chance of referrals. Because we can serve just about anyone, anywhere, there's a good chance that our clients will refer us. For instance, a client may have a friend or relative in another city or country. The online format allows such a referral to quickly become a client.

FACEBOOK

Facebook is being used as one of the most effective marketing tools. We will be able to use it as a platform to advertise to our clients on important updates such as; schedule changes, events, classes, special discounts and their personal lives.

WRITING

Writing for industry recognized online publications would be one of the greatest tools for expanding our reach. That will put us in front of a new audience that now knows who we are and what we do.

OTHER SOCIAL MEDIA

Baidu, Wechat, Linkedin, Twitter,  and the list goes on. Diversifying our social media presence means expanding our client base.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We have no employees other than our sole officer and director, Reinis Kosins. We have executed a Consulting Agreement with our sole officer and director Reinis Kosins. Agreement is filed as Exhibit 10.3 to this Registration Statement.

We do not have tutors currently working for us. We intend to employ tutors as we receive translation request through our website from our clients. To date we have not had any tutoring requests. Our tutors will be self employed contractors. They will be paid a percentage (70%) of the fees we receive for the tutoring service.

GOVERNMENT REGULATIONS

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in China.

Under Paragraph 2 of Article 2 of the People’s Republic of China Corporate Income Tax Law (the “Corporate Income Law”), any foreign enterprise which shall constitute a resident enterprise shall meet both of the following requirements: (i) such enterprise was established under the laws of foreign countries or regions; and (ii) the actual management of such enterprise must be located within China. Further, under relevant provisions of the Circular of the State Administration of Taxation Regarding the Issues Relevant to the Identification of Chinese-controlled Enterprises Registered Abroad as Resident Enterprises by Actual Management (Guo Shui Fa [2009] No. 82, “Circular No. 82”) issued by the State Administration of Taxation on April 22, 2009 and based upon our no-name inquiry to the People’s Republic of China State Administration for Taxation, any Chinese-controlled enterprise whose actual management is held to be located within China shall satisfy all of the following requirements: (i) the site, where the management of such enterprise responsible for the daily operation of such enterprise performs its duties, is located within China; (ii) the financial decisions (such as borrowings, extending loans, financing or financial risks management) and HR policies (such as appointment, dismissal or remunerations) shall be made or approved by the institution or personnel of such enterprise staying within China; (iii) 1/2 or more of the directors with voting rights or of the management of such enterprise live within China permanently; and (iv) the main assets, accounting books and stamps of and the minutes and files of the board of directors of and of shareholders’ meeting of such enterprise exist and will be maintained within China.

We believe that we are not considered a “resident enterprise” for PRC enterprise income tax purposes. We have no subsidiaries within China. We have executive offices in China, and all of our management is located within China. We make or approve the financial decisions (such as borrowing, extending loans, financing or financial risks management) and human resource policies (such as employees’ appointment, dismissal and remunerations) within China, and our sole director with voting rights are also located within China. However, our main assets, accounting books, stamps and minutes of our directors’ board and of our shareholders’ meetings exist and will be maintained in the USA but not within China, so we are not consistent with Item (iv) of the above four requirements under Circular No. 82 although our present conditions satisfy Items (i) to (iii) of the above requirements under Circular No. 82. Therefore, even if we are an enterprise established under the laws Nevada, and our management team is located within China, we believe that we shall not be held to be a resident enterprise under the Corporate Income Tax Law.

Nevertheless, we cannot fully exclude the possibility that there is a difference or discrepancy between the interpretation of the Chinese authorities and our understanding as set forth above, nor can we assure that the statements or interpretations of the Chinese government officials will remain unchanged. Furthermore, we cannot exclude the possibility that the Chinese government will promulgate any new laws, regulations or provisions that will be in conflict with our understanding. If so, we may be classified as a ‘‘resident enterprise’’ for PRC enterprise income tax purposes, which could result in unfavourable tax consequences to us and our non-PRC shareholders.

If the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations.

If we are considered a resident enterprise, this could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and a 20% withholding tax on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares. If we are required under PRC law to withhold PRC income tax on dividends payable to our non-PRC investors or if you are required to pay PRC income tax on the transfer of our shares, the value of your investment in our shares may be materially and adversely affected.

Government policies are subject to rapid change and the government of the China may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, all lands are state owned and business entities or individuals are granted by government state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China.

DESCRIPTION OF PROPERTY

OFFICES

Our business office is located at Xibahe Beili 25, Beijing, China 100096. Our telephone number is +17024259229. Upon the completion of our offering, and funding permitting, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Crucial Innovations, Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1 billion;
•	The first fiscal year after the fifth anniversary of its IPO;
•	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
•	The first fiscal year in which the company has a public float of at least $700 million.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
•
Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•
The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
•	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

ELECTION UNDER SECTION 107(b) OF THE JOBS

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

–	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
–
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

–	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the
–	significance of the spread between the bid and ask price;
–	toll-free telephone number for inquiries on disciplinary actions;
–	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
–	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

–	the bid and offer quotations for the penny stock;
–	the compensation of the broker-dealer and its salesperson in the transaction;
–	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
–	monthly account statements showing the market value of each penny stock held in the customer's account

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to December 31, 2018 can be found on page F-1. The financial statement for the period ending December 31, 2018 are included at the end of this prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise 25% of money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

PLAN OF OPERATION

As of February 28, 2018 our cash balance was $0.  We may not be able to raise sufficient funds from this offering to sustain our operations. Our sole officer and director Reinis Kosins  may loan additional money to the Company in order to complete the registration process in an amount up to $20,000. Loan agreement is filled as Exhibit 10.1 to this Registration Statement.

We have purchased a website for $14,000. Website purchase agreement is filed as Exhibit 10.2 to this Registration Statement. The website’s feature are a suitable domain name with fast and reliable hosting, quality content with sliding and internal links, anti-spam feature and strong visual and internal technical features and the most important it’s Express learning quiz tool. The purchased platform provides us with an ability to improve and widen this tool.

As of December 31, 2018, Reinis Kosins advanced us $14,673 for company setup expenses. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

After the effectiveness of our registration statement by the SEC, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations following the completion is as follows:

	If $30,000 raised	If $60,000 raised	If $90,000 raised
Description	Fees	Fees	Fees

SEC reporting and compliance	$10,000	$10,000	$10,000
Establishing an office		$1,500	$3,500
Learning platform Extension and improvement	$3,500	$7,500	$10,500
Marketing and advertising	$5,000	$15,000	$25,000
Workers’ salary	$5,500	$25,000	$33,000
Additional expenses	$3,500	$3,500	$3,500
Total	$27,500	$62,500	$85,500

We anticipate that revenue from the sale of our services will be approximately 30% from our tutor revenue. Teaching price will depend on time and teacher, but it can range from $20 to $100 per hour.

As well, we anticipate spending $10,000 on administrative costs such as accounting and auditing fees, legal fees and fees payable in connection with reporting obligations.

Our plan of operations is as follows:

Establish Our Office

Currently our CEO is providing the office for the company free of charge.

Month 1-2: Mr. Kosins will take care of our initial administrative duties. A temporary office in China will be established with basic office equipment, which should not exceed $1,000 in expenses. If we sell the maximum shares in this offering, we will spend up to $3,500 to set up the office. The office will be used for initial communication with customers and employees in China and hold all related samples and paperwork. In the future we plan to expand our office or to remove a larger office to install additional equipment.

We are expecting to have office expanses, which depend on the quantity of the offices in accordance to the raised financials, the range is from $1,500 till $3,500.

Development of Our Website

We have purchased an operational web site with Express learning quiz tool. The purchased platform provides us with an ability to improve and widen this tool.

Months 3-5: During this period, we intend to improve our website and extend our quiz tool. We plan to hire a IT specialist and a web designer to help us with the design and improvement of our website. We do not have any written agreements with any ones at current time. The website improvement costs, including site design and implementation will be $3,500-$10,500. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing and Sales

Currently we have developed a marketing plan but have not taken major steps to implement it yet.

Months 5-12: At this early stage of our operation, our officers and directors, Mr. Kosins is expected to handle all marketing and sales efforts. After our first year of operation, to advertise our business, we plan to contact the marketing companies that will provide services to us to spread our name to the masses. In addition, we will place our own ads on Internet open spaces and create accounts in social networks (as Wechat, Weibo etc). We are planning to make an email marketing campaign. Also we will ask our satisfied clients for referrals.

We believe that the best way to market our products is through magazines, banner advertising, Internet advertising on websites, and through our website that we plan to develop as part of our 12-month plan of operation, and various social networking sites. We intend to spend between $5,000 and $25,000 on marketing efforts during the first year, depending upon the success of the offering. Marketing is an ongoing matter that will continue during the life of our operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS FROM INCEPTION TO DECEMBER 31,2018

During the period we incorporated the company, prepared a business plan, purchased a web site and executed Consulting agreement with our sole officer Reinis Kosins. Our loss since inception is $14,673. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering and raised sufficient funding.

LIQUIDITY AND CAPITAL RESOURCES

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others. As of the date of this registration statement, the current funds available to the Company should be sufficient to continue maintaining our reporting status until we raise funds from this offering. In case raising funds will take longer than planned, or our short term expenses exceed our expectations, the company's sole officer and director, Reinis Kosins, has indicated that he may loan additional money to the Company in order to complete the registration process. The loan may not exceed $20,000. Loan agreement is filled as an Exhibit to this Registration Statement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

Crucial Innovations, Corp. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

 During the fiscal years ended  December 31, 2018 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Education, extensive experience and qualifications of our director Reinis Kosins in a position of a teacher, human recourse’s manager ,  in the past years, and leading number other companies, brought us to conclusion that he should be serving as a head of our board of directors in light of our business and structure.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Reinis Kosins	25	President,
Xibahe Beili 25		Chief Financial Officer,
Beijing, China 100096		Chief Executive Officer,
Sole Director

Our Director Reinis Kosins:

Held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Reinis Kosins

Education:

High School, 2011

Work

For the past five years the director worked in the teaching industry. For the period from February 2013 to October 2016 Mr. Kosins worked as a self-employed English tutor. From December 2016 till November 2017 our sole officer and director worked as a freelance Human recourse’s specialist (foreign candidates). He developed and monitored overall HR strategies; managed the recruitment and selection process; assessed training needs to apply and monitor training programs; devised pay plan and benefits program.

Additional skills:

•	Driver license of B category
•	Computer proficiency

Training, courses:

Training on human resource management (China, 2017)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director is entitled to $1,250 per month in cash compensation but this amount is being deferred until the Company is in a position to start payments under Consulting Agreement. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE (1)

Change in
Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals

Reinis Kosins	2018	0	0	0	0	0	0	0	0
CEO, CFO
and Director

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested

Reinis Kosins	0	0	0	0	0	0	0	0	0

OFFICER COMPENSATION

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

Reinis Kosins	0	0	0	0	0	0	0

•	Reinis Kosins cash compensation $1,250 has been deferred indefinitely.

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

AGREEMENTS

We have executed a consulting agreement for monthly services with our officer and director under which he is entitled to $1,250 monthly compensation. Agreement is filed as Exhibit 10.3 to this Registration Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1,500,000 shares of our common stock issued and outstanding as of the date of this prospectus.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock

Common Stock	Reinis Kosins Xibahe Beili 25 Beijing100096China	1,500,000	100%
All directors and executive officers as a group (1 person)		1,500,000	100%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 100,000 shares have been issued to the existing stockholder, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company.  It is our view that we are not a shell company but, instead, a start-up company as we have a definite business plan and have undertaken substantial activity to visit potential suppliers and customers and have already entered into two material agreements with customers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a subscription agreement which considers 1,500,000 shares of company common stock valued at 0.0001 per share issued to Reinis Kosins in the capacity of Director of the Company for $ 150.

Also On June 01, 2018 we have executed a consulting agreement for monthly services with our officer and director under which he is entitled to $1,250 monthly compensation. Agreement is filed as Exhibit 10.3 to this Registration Statement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Our Section 15(d) reporting obligation may be suspended due to a limited number of record holders, The consequences to investors of us being a Section 15(d) registrant in comparison to a Section 12(g) registrant are as follows:  Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness.

If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to of the following regulations of reporting companies: the proxy rules under Section 14 of the Exchange Act, the short swing profit rules under Section 16 of the Exchange Act, and the beneficial ownership reporting requirements of Sections 13(d) and (g) of the Exchange Act and the majority of the tender offer regulations.

CRUCIAL INNOVATIONS, CORP.
CONDENSED FINANCIAL STATEMENT
FOR THE YEAR ENDED December 31, 2018

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Crucial Innovations, Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Crucial Innovations, Corp. (the "Company") as of December 31, 2018, the related statement of operations, stockholders' equity (deficit), and cash flows for the period February 28, 2018 (Inception) through December 31, 2018 and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period February 28, 2018 (Inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company's auditor since 2019
Lakewood, CO
February 13, 2019

CRUCIAL INNOVATIONS, CORP.
BALANCE SHEET

December 31, 2018
ASSETS

Related Party Trust Account	500
Total current assets	-

Developed website, net	14,000

Total Assets	$14,500

LIABILITIES

Accounts Payable	$14,000
Accounts Payable - Related party	8,750
Director loan	773
Accrued Expenses	5,000
Total current liabilities	28,523

Common stock, $0.0001 par value, 75,000,000 shares authorized;
1,600,000 shares issued and outstanding	160
Additional paid-in-capital	490
Accumulated deficit	(14,673)
Total Stockholders’ Equity	(14,023)

Total Liabilities and Stockholders’ Equity	$14,500

The accompanying notes are an integral part of these financial statements.

CRUCIAL INNOVATIONS, CORP.
STATEMENT OF OPERATIONS

From February 28, 2018 (Inception) to December 31, 2018

Revenue	$-

General and administrative expenses	14,673

Net income (loss) from operations	(14,673)
Income (Loss) before taxes	(14,673)

Provision for taxes	-

Net income (loss)	$(14,673)

Loss per common share:
Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	1,600,000

The accompanying notes are an integral part of these financial statements.

CRUCIAL INNOVATIONS, CORP.
STATEMENT OF CASH FLOWS

From February 28, 2018 (Inception) to December 31, 2018
Operating Activities
Net income (loss)	$(14,673)
Accrued Expenses	5,000
Accounts Payable	14,000
Accounts Payable – Related party as per consulting agreement	8,750
Net cash provided operating activities	(13,077)

Investing Activities
Acquisition of website Development	(14,000)
Net cash used in investing activities	(14,000)

Financing Activities
Director loan	773
Capital Stock	650
Net cash provided by financing activities	1,423

Net increase in cash and equivalents	500
Cash and equivalents at beginning of the period	-

Cash and equivalents at end of the period	$500

Supplemental cash flow information:

Cash paid for:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

CRUCIAL INNOVATIONS, CORP.
STATEMENT OF STOCKHOLDER EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, February 28, 2018	-	$-	$-	$-	$-

Shares issued for compensation at $0.0001 per share	1,500,000	150	-	-	150
Shares issued at $0.005 per share	100,000	10	490		500

Net loss for the year ended December 31, 2018	-	-	-	(14,673)	(14.673)

Balance, December 31, 2018	1,600,000	$160	$490	$(14,673)	$(14.023)

The accompanying notes are an integral part of these financial statements.

CRUCIAL INNOVATIONS, CORP.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2018

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Crucial Innovations, Corp. (referred as the “Company”, “we”, “our”) was incorporated in the State of Nevada and established on February 28, 2018. We are a development-stage company formed to commence operations related to the teaching of English.

Our office is located at Xibahe Beili 25, Beijing, China 100096

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $14,673 at December 31, 2018, a net loss of $14,673 since inception to December 31, 2018. The Company has a cash balance of $500 at December 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is December 31.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities.”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company entered a Trust Agreement with the director and set up Related Party Trust Account for holding funds in relation to issuing shares for stock consideration of $500.

The Company has $500 cash as of December 31, 2018.

Property, Plant and Equipment

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. The estimated useful lives as follows:

Capitalized software development 3 years

Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income. We evaluate the recoverability of our long-lived assets whenever changes in circumstances or events may indicate that the carrying amounts may not be recoverable. An impairment loss is recognized in the event the carrying value of the assets exceeds the future undiscounted cash flows attributable to such assets.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of December 31, 2018, there were no potentially dilutive debt or equity instruments issued or outstanding.
Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, Plant and Equipment

December 31, 2018

Website Development	$14,000
Amortization	-
Equipment and furniture, net	$14,000

Amortization expense for the year ended December 31, 2018 was immaterial.

Initial phases of design and development of the website have been completed and placed in service.

NOTE 5 – LOAN FROM DIRECTOR

As of December 31, 2018, the Company owed $773 to the Company’s sole director, Reinis Kosins for the Company’s working capital purposes.  The amount is outstanding and payable upon request.

NOTE 6 – COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

On March 2, 2018 the Company issued 1,500,000 shares of common stock to a director for services rendered estimated to be $150 at $0.0001 per share.

On September 20, 2018 the Company issued 100,000 shares of common stock to a shareholder for $500 at $0.005 per share.

There were 1,600,000 shares of common stock issued and outstanding as of December 31, 2018.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Reinis Kosins, has agreed to provide his own premise under office needs. He will not take any fee for these premises, it is for free use.

NOTE 8 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21%  for the period ended as follows:

December 31, 2018

Tax benefit (expenses) at U.S. statutory rate	$(3,081)
Change in valuation allowance	3,081
Tax benefit (expenses), net	$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

December 31, 2018

Net operating loss	$3,081
Valuation allowance	(3,081)
Deferred tax assets, net	$-

 The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

December 31, 2018

Balance-Beginning	$-
Increase/(Decrease) in Valuation allowance	3,081
Balance-Ending	$3,081

The Company has accumulated approximately $14,673 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2038. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to December 31, 2018 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$15
Legal and Professional Fees	$3,500
Accounting and auditing	$5,000
Transfer Agent fees	$1,000
EDGARization	$485
TOTAL	$10,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 2, 2018 the Company issued a total of 1,500,000 shares of common stock at a price of $0,0001 per share to Reinis Kosins, CEO of Crucial Innovations,Corp.

On September 20, 2018 the Company issued a total of 100,000 shares of common stock at a price of $0,005 per share to Di Xiangyao.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description

3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Opinion re: Legality *
10.1	Loan Agreement *
10.2	Website Purchase Agreement *
10.3	Consulting Agreement *
23.1	Consent of Independent Auditor
99.1	Subscription Agreement *

* Filed previously.

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action,suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 21, 2019 .

Crucial Innovations, Corp., Registrant

By:	/s/ Reinis Kosins
Reinis Kosins, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: March 21 , 2019	By:	/s/ Reinis Kosins
Reinis Kosins, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

II-4